Axogen Reports Preliminary Unaudited Revenue for Fourth Quarter and Full-Year 2024 ALACHUA and TAMPA, Fla., January 10, 2025 (GLOBE NEWSWIRE) -- Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced preliminary unaudited fourth quarter and full-year 2024 key financials. Preliminary Fourth Quarter and Year-End Key Business Highlights • Fourth quarter revenue is expected to be approximately $49.4 million, which represents a 15.1% increase over the fourth quarter of 2023 driven by solid performance across the product portfolio. • Full-year 2024 revenue is expected to be approximately $187.3 million, which represents a 17.8% increase over the full-year of 2023. • Our positive performance reflects continued improvements in the execution of our commercial strategies, including a focus on high-potential accounts in Extremities and OMF-Head & Neck applications, adoption of Axogen’s complete peripheral nerve surgical algorithm across all procedures, and continued adoption of Resensation® as an expectation for post mastectomy breast reconstruction procedures. • We expect full year gross margin to be above 75.5%. • Total balance of cash, cash equivalents and investments on December 31, 2024, is expected to be approximately $39.5 million, representing an increase of approximately $2.5 million over that balance at the end of 2023. "We are pleased with our fourth-quarter and full-year 2024 performance, which reflects continued improvements in effectiveness and efficiency across the business,” said Michael Dale, President and Chief Executive Officer of Axogen. “Looking to the future, on March 4th, 2025, we look forward to hosting an Investor Day at which we will share our strategic priorities for the future and the work we believe will best advance our mission to make peripheral nerve care, standard-of-care for all patients.” The results disclosed in this press release are preliminary and unaudited. The Company expects to report full, audited results for the fourth quarter and year ended December 31, 2024, on or before Investor Day. About Axogen Axogen (AXGN) is the leading Company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain. Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products that are used across two primary application categories: scheduled, non-trauma procedures and emergent trauma procedures. Scheduled procedures are generally characterized as those where a patient is seeking relief from conditions caused by a nerve defect or surgical procedure. These procedures include providing sensation for women seeking breast reconstruction following a mastectomy, nerve reconstruction following the surgical removal of painful neuromas, oral and maxillofacial procedures, and nerve decompression. Emergent procedures are generally characterized as procedures resulting from injuries that initially present in an ER. These procedures are typically referred to and completed by a specialist either immediately or within a few days following the initial injury. Axogen’s product portfolio includes Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa ECM coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to provide short- and long-term protection for peripheral nerve injuries; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea, and several other countries. Cautionary Statements Concerning Forward-Looking Statements This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plan(s),” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our preliminary, unaudited fourth quarter and full year 2024 performance, statements related to our mission of making peripheral nerve care, standard of care for all patients, and statements related to our expectations regarding adoption of breast Resensation®, as well as statements under the subheading " Preliminary Fourth Quarter and Year-End Key Business Highlights." Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, potential disruptions caused by leadership transitions, global supply chain issues, record inflation, hospital staffing issues, product development, product potential, expected clinical enrollment timing and outcomes, regulatory process and approvals, APC transition timing and expense, financial performance, sales growth, surgeon and product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events, global business disruption caused by

Russia’s invasion of Ukraine and related sanctions, geopolitical conflicts in the Middle East, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the most recently ended fiscal year and Part II, Item 1A., “Risk Factors,” for our Quarterly Report on Form 10-Q for the most recently ended fiscal quarter. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements. Investor Contact: Axogen, Inc. InvestorRelations@axogeninc.com